Exhibit 10.2

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 13th day of August, 2010, by and between WORKSTREAM INC., a Canadian corporation (the “Company”), and JWL INVESTMENTS LLC, a Delaware limited liability company, DAVID KENNEDY and EZRA SCHNEIER  (each, an “Investor” and collectively, the “Investors”).

Background

WHEREAS, the Investors desires to purchase from the Company, and the Company desires to sell to the Investors, common shares, no par value, of the Company (the “Common Stock”).

NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants herein contained, the parties, intending to be legally bound hereby, agree as follows:

1.           Purchase and Sale.  Subject to the terms and conditions of this Agreement and in reliance upon the representations of the Company and the Investors contained herein, each Investor hereby subscribes for and purchases from the Company, and the Company hereby sells to each Investor, such number of shares of Common Stock set forth opposite such Investor’s name on Schedule I hereto (all such shares, collectively, the “Shares”). The aggregate purchase price for the Shares shall be Five Hundred Thousand Dollars ($500,000) (the “Purchase Price”) and each Investor shall be responsible for paying the Company, by wire transfer of immediately available funds, such portion of the Purchase Price as is set forth opposite such Investor’s name on Schedule I hereto.

2.           Payment and Delivery.  Upon receipt of the aggregate Purchase Price and, subject to the terms and conditions hereof, the Company will deliver to each Investor, promptly following the date hereof, a stock certificate duly executed by the Company, registered in the name of such Investor and dated the date hereof representing the Shares purchased by such Investor from the Company.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor as follows:

(a)           Subsidiaries.  All of the majority owned direct and indirect subsidiaries of the Company are set forth on Schedule 3(a) (the “Subsidiaries”).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary.

(b)           Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective articles or certificate of incorporation, by-laws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or by-laws, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clause (ii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other party in connection with the execution, delivery and performance by the Company of this Agreement, other than the filing of Form D with the Securities and Exchange Commission and such filings as are required to be made under applicable state securities laws.

(f)           Issuance of Shares.  The Shares issued pursuant to this Agreement are duly authorized and when issued and paid for in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for herein or by law.

(g)           Capitalization.  The capitalization of the Company is as described on Schedule 3(g).  No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  The issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Investor).  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares.

(h)           SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act.  As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

(i)           Litigation.  Except as set forth in the SEC Reports and on Schedule 3(i), there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(j)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(k)           Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the

Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any third party.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another third party of any of the Intellectual Property Rights of others.

(l)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, to the knowledge of the Company, none of the officers or directors of the Company are presently a party to any material transaction with the Company or any Subsidiary (other than for services as employees, officers and directors).

(m)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation (other than with respect to their own actions) with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(n)           Registration of Common Stock.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(o)           Title to Property.  Except as set forth on Schedule 3(o), the Company has good and marketable title to, or a valid leasehold interest in, its material property and assets, free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets.

(p)           Compliance with Laws.  The Company is in compliance with all laws and ordinances and all governmental rules and regulations to which it is subject, except where the failure so to comply would not have a Material Adverse Effect.

(q)           Taxes.  As of the date hereof, except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary have filed all necessary federal, state and foreign income, and franchise tax returns and have paid or accrued all taxes shown as due thereon, except for filings that are subject to extensions and amounts that are otherwise in dispute.

(r)           Employment Arrangements.  Except as set forth on Schedule 3(r), as of the date of this Agreement the Company is not a party to any employment agreement with any of its employees.  The Company has provided the Investors with a true and correct copy of each employment agreement listed on Schedule 3(r).  All of the employees of the Company other than employees covered by employment agreements are employed on an at-will basis.  The Company is not a party to any union agreement or collective bargaining agreement, and each Company is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours.  The Company has no knowledge of any union organizing activity involving the Company’s employees.  The Company and its subsidiaries believe that their relations with their employees are good.  To the Company’s knowledge, all of the Company’s employees have lawful status to work in the United States.

(s)           Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against risk, including directors’ and officers’ liability risk, in such amounts as management of the Company believes to be prudent and customary.

4.           Representations and Warranties of the Investors.  Each Investor, severally as to itself and not jointly, hereby represents and warrants to the Company as follows:

(a)           Authorization and Power.  JWL Investments LLC is a limited liability company duly organized and existing under the laws of the State of Delaware.  Such Investor has the requisite limited liability power, and is authorized, and each other Investor has the power and is authorized, to enter into this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.  This Agreement has been duly and validly executed and delivered by such Investor and constitutes the legal, valid and binding obligation of such Investor, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(b)           Investment Purposes.  Such Investor is acquiring the Shares for investment purposes only, for such Investor’s own account and with such Investor’s own funds and not for the account or with the funds of any other person and not with a view to the resale, assignment, fractionalization or distribution thereof, either in whole or in part and not with a view to resale or distribution to others.  Such Investor has no present plans to enter into any contract, undertaking, agreement or arrangement for the transfer, assignment, resale or distribution of the Shares.  Such Investor is not participating, either directly or indirectly, in an underwriting of the Shares and will not take, or cause to be taken, any action that would cause the Investor to be deemed to be an underwriter of the Shares as defined in Section 2(11) of the Securities Act of 1933, as amended (the “Act”).

(c)           Restrictions on Transfer.  Such Investor understands that the Shares have not been registered under the Act or under any state securities or blue sky laws and, as a result thereof, are subject to substantial restrictions on transfer.  Such Investor acknowledges that the Shares must be held indefinitely and that the Shares may not be sold or otherwise transferred unless the Shares (i) have been registered for resale under the Act and any applicable state securities laws or (ii) are transferred in reliance upon applicable exemption from registration.

(d)           Approvals.  Such Investor understands that no federal or state agency or regulatory body, including, without limitation, any federal or state securities commission, has approved or disapproved the Shares or passed upon or endorsed the merits of the offer and sale of the Shares pursuant to this Agreement.

(e)           Risks.  Such Investor understands that an investment in the Shares involves a high degree of risk, including loss of the total investment, lack of liquidity and restrictions on transfer of the Shares.  In this regard, such Investor has read, understands and is familiar with the Risk Factors set forth in the SEC Reports (the “Risk Factors”), is familiar with the nature of the risks associated with acquiring securities of a company similarly situated with the Company, and has determined that the purchase of the Shares is consistent with the Investor’s investment objectives.  Such Investor has consulted with its own legal, accounting, tax, investment and other advisors with respect to the merits and risks of an investment in the Shares.

(f)           Company Condition.  Such Investor has carefully reviewed the SEC Reports and has relied solely upon the SEC Reports and investigations made by or on behalf of the Investor in making the decision to purchase the Shares.  Such Investor acknowledges that it is familiar with the condition of the Company, financial and otherwise, and with its business operations and prospects, including the information contained in the Risk Factors, and further acknowledges that such Investor and the Investor’s advisors have been provided with or have been given access to all of the financial and any other information requested by them or deemed by them to be necessary or material for the Investor to make the investment decision to acquire the Shares.  Such Investor acknowledges that it has been granted the opportunity to ask questions of and has received answers satisfactory to it from representatives of the Company concerning the business and operations of the Company and the Company warrants that the information provided to the investors is true and correct.

(g)           Accredited Investor.  Such Investor is an “accredited investor” as such term is defined in Rule 501 of the Act.

(h)           Use of Proceeds.  Such Investor understands and acknowledges that the proceeds from the sale of the Shares will be used by the Company for working capital and general corporate purposes, including payment of the costs incurred by the Company in connection with the preparation of the original Term Sheet, this Agreement, the Employment Agreements (as hereinafter defined), the exchange agreements between the Company and its secured note holders and all documents contemplated in connection with the transactions thereunder.

(i)           Exemption from Registration.  Such Investor understands that the Shares are being offered and sold in reliance upon specific exemptions from the registration requirements of the Act and state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.  The representations and warranties made by such Investor hereunder shall survive the delivery of this Agreement and the purchase by the Investor of the Shares subscribed for hereunder.

(j)           Experience of Investor.  Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(k)           General Solicitation.  Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.           Legend.  Each Investor understands that certificates evidencing the Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

6.           Covenants.

(a)           Employment Agreements.  Simultaneous with the execution and delivery of this Agreement, the Company agrees that it will, and the Investor agrees that it will cause each of John Long, David Kennedy and Ezra Schneier to, execute the relevant employment agreements in the forms set forth as Exhibit A, Exhibit B and Exhibit C hereto (collectively, the “Employment Agreements”).  Each of the Company and the Investor agrees that this Agreement shall become effective and binding on the parties only upon the execution and delivery each of the Employment Agreements.

7.           Miscellaneous.

(a)           Confidentiality.  The Investor agrees to maintain the confidentiality of any non-public information relating to the Company or the business conducted by the Company that is received from the Company (“Confidential Information”) for a period of five years after its disclosure.  Except as otherwise agreed to by the parties, the Investor shall use such Confidential Information solely for purposes related to its investment in the Company and it may not use any such Confidential Information for the purpose of or in connection with the trading of any of the Company’s securities, including the Common Stock.  Confidential Information shall not be deemed to include any of the following: (a)  information that now or later becomes generally known or available through no act or omission on the part of the Investor; (b)  information which the Investor can document was already known to the receiving party at the time it is disclosed to the Investor, other than as a result of a breach of confidentiality obligation by another party; (c)  information which the Investor can document was independently developed by the Investor without reference to the Confidential Information provided; or (d)  information properly disclosed to the Investor by a third party without breach of any obligation to the party who owns the Confidential Information.  The Investor may disclose Confidential Information of the

Company pursuant to legally compelled disclosure or in the course of a legal proceeding or action involving the Company.

(b)           Notices.  All notices, requests and other communications to any party under this Agreement shall be in writing and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties.  Each such notice, request or other communication shall be effective: (a) if given by facsimile, when such facsimile is transmitted to the facsimile number with confirmation of receipt, (b) if given by registered or certified mail, return receipt requested, three business days after such communication is deposited in the mail with postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified hereunder.

If to the Investors:	_____________________________ _____________________________ _____________________________ Facsimile: _____________________
With a copy to:	_____________________________ _____________________________ _____________________________ Attention: ___________________ Facsimile: ____________________
If to the Company:	Workstream Inc. 485 N. Keller Road, Suite 500 Maitland, FL 32751 Attention: Chairman of the Board Facsimile: (407) 475-5517
With a copy to:	Cozen O’Connor 1900 Market Street Philadelphia, PA 19103 Attention: Scott Brucker, Esq. Facsimile: (215) 665-2013

(c)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and neither party may assign or transfer any of its rights or obligations hereunder without the consent of the other party.

(d)           Governing Law.  The rights of the parties hereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.  THE PARTIES HERETO HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE IN CONNECTION WITH ANY

ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT.  THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7(d) AND STIPULATE THAT SUCH COURTS SHALL HAVE IN PERSONAL JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(e)           Cooperation.  From time to time hereafter, at the request of the Company, each Investor shall execute and deliver such other instruments or documents as may be reasonably requested by the Company to more fully vest and perfect title to the Shares and all rights thereunder.

(f)           Entire Agreement.  This Agreement and the documents executed and delivered pursuant hereto and in connection herewith constitute the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous oral and written communications and agreements with respect thereto.

(g)           Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)           Amendments and Waivers.  Any provision of this Agreement and the obligations of the Company or rights of the Investor hereunder may be amended or waived if, but only if, such amendment or waiver is in writing and is approved in writing by the Company and each of the Investors, whereupon such amendment or waiver shall be binding on the Company and the Investors.

(i)           Survival of Representations.  The representations and warranties made herein shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby until the twelve-month anniversary from the date hereof.

(j)           Fees and Expenses.  Each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that promptly following the consummation of the transactions contemplated by this Agreement, the Company shall reimburse the legal fees and travel expenses incurred collectively by the Investors in connection with the negotiation, execution, delivery and performance of this Agreement, not to exceed $10,000 in the aggregate.

(k)           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument.  One or more counterparts of this Agreement may be delivered via facsimile or PDF or similar electronic delivery, with the intention that they shall have the same effect as an original counterpart hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WORKSTREAM INC.

By: ___________________________________
      Name:
      Title:

JWL INVESTMENTS LLC

By: ___________________________________
      Name:
      Title:

_______________________________________
 DAVID KENNEDY

_______________________________________
 EZRA SCHNEIER

SCHEDULE I

Investor	Purchase Price	Shares
JWL Investments LLC	$250,000	12,645,414
David Kennedy	$125,000	6,322,707
Ezra Schneier	$125,000	6,322,707